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                            SCHEDULE 14A INFORMATION

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant toss. 240.14a-11(c) orss.240.14a-12
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

                             EXTREME NETWORKS, INC.
                (Name of Registrant as Specified In Its Charter)

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                                EXPLANATORY NOTE

         The sole purpose of this filing is to correct the data which appears in the Summary Compensation Table on page 9 of our definitive proxy statement. We filed our definitive proxy statement with the Securities and Exchange Commission on October 16, 2001.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of executive officers

         The following table sets forth information concerning the compensation during the fiscal years ended July 1, 2001, July 2, 2000, and June 30, 1999 of the Named Executive Officers. The option numbers have been adjusted to reflect the two-for-one stock split effected in August 2000.

                           Summary Compensation Table

                                                                                                        Long term
                                                             Annual compensation                       compensation
                                           --------------------------------------------------------  ----------------
                                                                                      Other annual    Awards: option
       Name and principal position           Year          Salary         Bonus       compensation      shares (1)
-----------------------------------------  --------    --------------   ----------    ------------    --------------
Gordon L. Stitt..........................    2001      $   183,333(2)   $   39,600        (3)            600,000
     President, Chief Executive Officer      2000          203,333         176,880        25,383         300,000
     and Chairman                            1999          164,167              --        (3)            400,000

Stephen Haddock..........................    2001      $   166,667(2)   $   24,000        (3)            300,000
     Vice President and Chief                2000          168,333         110,880        20,768         170,000
     Technical Officer                       1999          140,626              --        (3)            270,000

Vito Palermo.............................    2001      $   220,000              --        (3)            300,000
     (Former) Chief Financial Officer        2000          166,666      $  104,720        14,711          50,000
                                             1999           73,333          40,000            --       1,000,000

Herb Schneider...........................    2001      $   183,333(2)   $   26,400        (3)            300,000
     Vice President of Engineering           2000          168,333         161,920        17,078         170,000
                                             1999          140,626              --        (3)            270,000

Harry Silverglide........................    2001      $   250,000              --    $  213,960(4)      300,000
     Vice President of Sales                 2000          163,333              --       187,710         140,000
                                             1999          150,000      $   32,125       130,417         160,000

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(1)    These options were granted pursuant to our 1996 Stock Option Plan and
       1996 Amended Stock Option Plan.

(2) As a result of company performance during the current economic downturn, effective May 1, 2001, Messrs. Stitt, Haddock, and Schneider voluntarily agreed to a reduction of their salaries to $1.00 for the remainder of fiscal year 2001 and continuing thereafter for an indeterminate period of time.

(3) Total amount of personal benefits paid to this executive officer during the fiscal year was less than the lesser of (i) $50,000 or (ii) 10% of such executive officer's total reported salary and bonus.

(4) Other annual compensation includes $213,960 of commissions paid to Mr. Silverglide based on total sales and account wins during the 2001 fiscal year.